EXHIBIT 10.2

CONSENT OF LANDLORD TO SUBLEASE

        This Consent of Landlord to Sublease (this “Consent”) is made effective as of the 31st day of March, 2005 (the “Effective Date”) by and between Insignia Systems, Inc. (“Tenant”) and Vascular Solutions, Inc. (“Subtenant”), and IRET – Plymouth, LLC (“Landlord”).

RECITALS

A.

Landlord owns the commercial office and warehouse property commonly known as “Northgate I,” located at 6464 Sycamore Court, Maple Grove, Minnesota (the “Property”), and more particularly described in the Master Lease (as hereafter defined).

B.

By virtue of a “Standard Commercial Lease” dated as of October 31, 2002 (the “Master Lease”) between Landlord’s predecessor in interest and Tenant, Landlord’s predecessor in interest leased approximately 47,000 square feet of the Property to Tenant (as specifically described in the Master, Lease, the “Premises”).

C.

Tenant desires to sublease a portion of Tenant’s interest in and to the Master Lease, relating to approximately 10,227 square feet of the Premises (the “Sublet Space”) to Subtenant, and Subtenant desires to sublease the Sublet Space from Tenant. The proposed sublease between Tenant and Subtenant is attached hereto as Exhibit 1 (the “Sublease”). The Sublet Space is more particularly identified on Exhibit B of the Sublease.

D.	Landlord desires to consent to the Sublease, contingent upon the terms and conditions of this Consent being satisfied by Tenant and Subtenant.

        NOW, THEREFORE, for and in consideration of the Recitals set forth above, which are deemed a material and substantive part of this Consent, the parties agree as follows:

        1.    The Recitals set forth above are incorporated herein and shall be deemed terms and provisions hereof.

        2.    Subject to the terms, conditions, and agreements contained herein, Landlord hereby consents to the Subtenant’s sublease of the Premises from the Tenant.

        3.    Landlord shall not be bound by any of the terms, covenants, conditions or provisions of the Sublease. This Consent is only Landlord’s consent to the act of subletting by Tenant to Subtenant. Nothing in this Consent shall be construed as a consent to, or approval or satisfaction by Landlord of, any of the terms, covenants, conditions or provisions of the Sublease.

        4.    Landlord reserves all of its rights under the Master Lease. The Sublease shall not enlarge or increase any of Landlord’s obligations under the Master Lease. The Sublease is at all times subject and subordinate to the Master Lease, and to all of the covenants, agreements, terms, provisions, and conditions of the Master Lease and this Consent.

        5.    This Consent shall not be deemed to release or relieve Tenant from any of its liabilities and obligations under the Master Lease for the full term thereof, regardless of whether rental payments to Landlord are directly made by Subtenant or continue to be made by Tenant. If at any time there is an uncured default by Tenant under the Master Lease, Landlord may require any rental or other payments being made under the Sublease to be paid directly to Landlord as a credit against the rentals otherwise due from Tenant under the Master Lease.

        6.    Subtenant shall not do or permit anything to be done in connection with Subtenant’s occupancy of the Sublet Space that would violate any of the covenants, agreements, terms, provisions, and conditions of the Master Lease or this Consent. Any act or omission of Subtenant (or anyone claiming under or through Subtenant) that violates any of the provisions of the Master Lease shall be deemed a violation of the Master Lease by Tenant.

        7.    Subtenant shall not, without the prior written consent of Landlord in each instance, which consent may be withheld or conditioned by Landlord in its sole discretion: (i) assign the Sublease or this Consent, or further sublet the Sublet Space or any part thereof; or (ii) hereafter sublet, take by assignment, or otherwise occupy any space in the Property other than the Sublet Space. Subtenant agrees that Tenant may assign its interest in the Sublease to Landlord without the consent of Subtenant.

        8.    The Sublease is subject and subordinate to the mortgage currently in place on the Property, and to any future mortgage placed on the Property by Landlord. Subtenant shall execute and deliver an instrument, in recordable form, as reasonably required by Landlord or its mortgagee (“Lender”), within ten (10) calendar days of Landlord’s written request. Any such instrument shall contain any provisions reasonably required by Lender, including without limitation provisions whereby Subtenant agrees that Lender shall not be: (i) liable for any act or omission of Landlord or Tenant; (ii) liable for return of any security deposit, unless and only to the extent that Lender actually receives such security deposit; (iii) subject to any offsets or defenses which the Subtenant might have against Landlord or Tenant (provided the foregoing shall not relieve Lender from any obligation of the landlord under the Master Lease accruing or arising after Lender’s succeeding to the interest of Landlord under the Master Lease); (iv) bound by any rent or additional rent which the Subtenant might have paid in advance for more than the current month; or (v) bound by any representation or warranty made by Landlord or Tenant. Any such instrument shall provide for Lender’s recognition of the Sublease and agreement not to disturb Subtenant so long as Subtenant is not in default under the Sublease. Subtenant shall execute and deliver an estoppel certificate, in form reasonably required by Landlord, within ten (10) calendar days of Landlord’s written request, certifying (if such be the case or if not the case, specifying with particularity any exception) to the following: (i) that the Sublease is in full force and effect (or if there have been modifications that the Sublease as modified is in full force and effect and stating the modifications); (ii) the dates to which the rent and other charges have been paid; (iii) that Tenant is not in default in any provision of the Sublease or, if in default, the nature thereof specified in detail; (iv) the amount of monthly rental currently payable by Subtenant; (v) the amount of any prepaid rent; (vi) the commencement and termination dates of the Sublease; and (vii) to such other matters as may be reasonably requested by Lessor, Lender, or any prospective purchaser of the Property.

        9.    Landlord acknowledges that Subtenant may use certain materials in its manufacturing processes that are potentially environmentally hazardous materials, as specifically described on Exhibit 2 of this Consent (the “Materials”), and that the use of the Materials may generate chemical waste requiring special storage and disposal. Notwithstanding Paragraph 14.8 of the Master Lease, Landlord consents to the Subtenant’s use, storage, and disposal of the Materials at the Sublet Space. Tenant and Subtenant jointly and severally represent, warrant, and agree that Subtenant’s use, storage, and disposal of the

Materials shall at all times comply with any applicable federal and state laws and regulations, and that Subtenant and Tenant will comply with all other requirements in Paragraph 14.8 of the Master Lease. Tenant and Subtenant shall jointly and severally indemnify and hold Landlord harmless from any claims, damages, fines, judgments, penalties, costs, liability, or losses (including but not limited to sums paid for settlement, attorney’s fees and expert’s fees) arising in whole or in part out of the use, storage, generation, or disposal of any hazardous materials (including without limitation the Materials) at the Property. This indemnification includes without limitation any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by any federal, state or local agency or political subdivision. The liability and indemnity of Tenant and Subtenant hereunder shall survive the termination or expiration of the Master Lease.

        10.    Upon the expiration or earlier termination of the Master Lease, or the surrender of the Master Lease by Tenant to Landlord, the Sublease and the term and estate thereby granted shall automatically expire and come to an end as of the effective date of such expiration, termination or surrender, and Subtenant shall vacate the Sublet Space on or before such date. In case of the failure of Subtenant to so vacate, Landlord shall be entitled to all of the rights and remedies which are available to a landlord against a tenant holding over after the expiration of a term, in addition to any rights and remedies which are available to Landlord pursuant to the Master Lease.

        11.    Tenant and Subtenant jointly and severally represent, warrant, and agree that: (i) Subtenant is financially responsible, of good reputation, and engaged in a business which is in keeping with the first-class standards of the Property and its occupancy; (ii) no compensation or consideration of any kind other than as set forth in the Sublease has been, or will be, paid by Subtenant to Tenant in connection with the Sublease; (iii) the Sublet Space (subject to all of the covenants, agreements, terms, provisions, and conditions of the Lease) shall be used by Subtenant in compliance with all applicable laws and regulations solely for office, light manufacturing and warehouse purposes; and (iv) the Sublease shall not be modified or amended in any way without the prior written consent of Landlord, which consent may be withheld or conditioned in Landlord’s sole discretion.

        12.    The consent of Landlord to this Sublease shall in no way be construed to relieve Tenant from obtaining the express written consent of Landlord to any future subleasing or assignment.

        13.    In the event of any conflict between the provisions of (i) the Master Lease or this Consent and (ii) the Sublease, the provisions of the Master Lease or this Consent shall prevail unaffected by the provisions of the Sublease.

        14.    All notices required or desired to be given to Subtenant hereunder or under the Master Lease shall be addressed to Subtenant at the respective address set forth in the Sublease.

        15.    Tenant and Subtenant agree that Landlord is not responsible for the payment of any brokerage commissions, or finder’s fees or similar charges of any nature in connection with this transaction and they each jointly and severally agree to indemnify and hold Landlord harmless from and against any claims liability, losses or expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with any claims for a commission by any broker or agent in connection with this transaction.

        16.    This Consent shall be interpreted and construed in accordance with the laws of the State of Minnesota. Each capitalized term, word, or phrase not defined in this Consent shall have the meaning set forth for such term in the Master Lease. This Consent has been duly executed and delivered by each respective party, and constitutes the valid and binding obligations of each party, enforceable in accordance with its terms. Each party has all necessary authority, has taken all action necessary to enter into this Consent and to consummate the transaction contemplated hereby, and to perform its obligations hereunder. This Consent shall be binding upon and inure to the benefit of the parties hereto, and their legal and personal representatives, successors, and assigns.

        17.    This Consent may be executed in counterparts and all counterparts shall collectively constitute a single agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Consent to be properly executed, as of the day and year first above written.

TENANT:

Insignia Systems, Inc.

By:____________________________

   Its:

SUBTENANT:

Vascular Solutions, Inc.

By:____________________________

      Its:

LANDLORD:

IRET – Plymouth, LLC

   By:   IRET Properties, a North Dakota Limited Partership
    Its:   Managing Member

By:	IRET, Inc.
Its:	Sole General partner

	By:	____________________________
Thomas A. Wentz, Jr. Its: Senior Vice President